                                                                     EXHIBIT 4.1


                        FORM OF SHAREHOLDER'S AGREEMENT


         THIS SHAREHOLDER'S AGREEMENT (this "Agreement") dated as of October 25, 2000 is entered into by and between London Bridge Acquisition Company, Inc., a Delaware corporation ("London Bridge"), and _____________________________, a ______________ ("[Shareholder]"), with respect to certain equity securities of Phoenix International Ltd., Inc., a Florida corporation (the "Company").

                                  WITNESSETH:

         WHEREAS, London Bridge and the Company have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of the date hereof pursuant to which London Bridge has agreed to purchase from the Company, and the Company has agreed to sell to London Bridge, substantially all of the assets of the Company (the "Purchase");

         WHEREAS, as of the date hereof, certain of [Shareholder]'s clients beneficially own and [Shareholder] has the power to vote certain shares of the common stock, no par value, of the Company (the "Company Common Stock"); and

         WHEREAS, in consideration of London Bridge's agreements herein and in the Purchase Agreement, [Shareholder] has agreed to vote the Company Common Stock in favor of the Purchase, upon the terms and subject to the conditions set forth in the Purchase Agreement, all in accordance with the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Certain Covenants.

                  1.1 Lock-Up. [Shareholder] hereby covenants and agrees during the term of this Agreement that (a) except as consented to in writing by London Bridge in its sole discretion, [Shareholder] will not, directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender or otherwise dispose of or limit its right to vote in any manner any of the Securities (as hereinafter defined), or agree to do any of the foregoing, and (b) [Shareholder] will not take any action which would have the effect of preventing or disabling [Shareholder] from performing its obligations under this Agreement.

                  1.2 No Solicitation. During the term of this Agreement, neither [Shareholder] nor any person acting as an agent of [Shareholder] or otherwise on [Shareholder]'s behalf and with its authorization shall, directly or indirectly, solicit, encourage or initiate negotiations with, or provide any information to, any corporation, partnership, person or other entity or group

(other than London Bridge or an affiliate or an associate of London Bridge) concerning any sale, transfer, pledge, tender or other disposition or conversion of the Securities. [Shareholder] will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  1.3 Voting Agreement. [Shareholder] either (i) has not granted or (ii) has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities. [Shareholder] agrees (i) to vote all of the Securities in favor of the adoption and approval of the Purchase Agreement and the Purchase and (ii) to vote all of the Securities against: (A) any extraordinary corporate transaction (other than the Purchase), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including but not limited to any Acquisition Proposal (as defined in the Purchase Agreement) and (B) any sale or transfer of a material amount of the assets or securities of the Company or any of its subsidiaries (other than with respect to the Purchase Agreement).

                  1.4 Public Announcement. Neither party shall issue any press release or otherwise make any public statement with respect to the matters contemplated herein which names or attributes any action by or position of the other with respect to the Company or the voting of the Securities without the prior approval of the other party, except as may be required by law.

         2.       Representation and Warranties.

                  2.1 Representations and Warranties of London Bridge. London Bridge hereby represents and warrants to [Shareholder] as follows:

                           (a)      Authorization. London Bridge is a
                  corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. London Bridge has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. London Bridge has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of London Bridge, enforceable against London Bridge in accordance with its terms.

                           (b) No Violation. Neither the execution and delivery of this Agreement by London Bridge nor the consummation of the transactions contemplated hereby by London Bridge will (a) require London Bridge to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon London Bridge.

                  2.2 Representations and Warranties of [Shareholder]. [Shareholder] hereby represents and warrants to London Bridge as follows:

                           (a) Ownership. [Shareholder] is the investment manager for certain clients who beneficially own and have good and marketable title to, 1,171,700 shares of Company Common Stock (collectively, the "Securities"), in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever.

                           (b) Authorization. [Shareholder] has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to the Securities, with no restrictions on its voting rights or rights of disposition pertaining thereto, other than general fiduciary responsibilities to its clients. [Shareholder] has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of [Shareholder], enforceable against [Shareholder] in accordance with its terms.

                           (c) No Violation. Neither the execution and delivery of this Agreement by the [Shareholder] nor the consummation of the transactions contemplated hereby by the [Shareholder] will (a) require [Shareholder] to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon [Shareholder]. No proceedings are pending against [Shareholder] which, if adversely determined, will have a material adverse effect on [Shareholder]'s ability to vote or dispose of any of the Securities. [Shareholder] has not previously assigned or sold any of the Securities to any third party.

                           (d) [Shareholder] Has Adequate Information. [Shareholder] is a sophisticated party with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Securities and has independently and without reliance upon London Bridge and based on such information as [Shareholder] has deemed appropriate, made its own analysis and decision to enter into this Agreement. [Shareholder] acknowledges that London Bridge has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

         3. Survival of Representations and Warranties. The respective representations and warranties of [Shareholder] and London Bridge contained herein or in any certificates or other documents delivered in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

         4. Specific Performance. [Shareholder] acknowledges that London Bridge will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of [Shareholder] which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to London Bridge upon the breach by [Shareholder] of such covenants and agreements, London Bridge shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

         5.       Miscellaneous.

                  5.1 Term. This Agreement (including, but not limited to, the covenants contained herein) shall terminate upon the earlier to occur of (i) the consummation of the transactions contemplated by the Purchase Agreement or
(ii) the termination of the Purchase Agreement according to its terms (including, but not limited to, a termination by the Company pursuant to the exercise of its fiduciary obligations pursuant to Section 8.1(i) of the Purchase Agreement).

                  5.2 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

                  5.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

                  5.4 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

                  5.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

                  5.6 Assignment. This Agreement may not be transferred or assigned by [Shareholder] but may be assigned by London Bridge to any of its affiliates or to any successor to its business and will be binding upon and inure to the benefit of any such affiliate or successor.

                  5.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one and the same Agreement.

                  5.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         (a)      If to London Bridge:      London Bridge Group
                                            25 New London Bridge House
                                            25 New London Bridge Street
                                            16th Floor
                                            London SE1 9SG
                                            United Kingdom
                                            Attention: Jon Lee
                                            Telecopy:  011-44-207-940-0241

                  with a copy to:           LBSS, Inc.
                                            2550 W. Tyvola Road
                                            Suite 460
                                            Charlotte, North Carolina 28217
                                            Attention: Patricia B. Todd
                                            Telecopy:  (704) 357-8220

                                            and

                                            King & Spalding
                                            191 Peachtree Street
                                            Atlanta, Georgia  30303-1763
                                            Attention: Alan J. Prince, Esq.
                                                       Mark E. Thompson, Esq.
                                            Telecopy:  (404) 572-5100

         (b)      If to
                  [Shareholder]:
                                            ---------------------------

                                            ---------------------------

                                            ---------------------------
                                            Attention:
                                                      -----------------
                                            Telecopy:
                                                      -----------------


                  with a copy to:
                                            ---------------------------

                                            ---------------------------

                                            ---------------------------
                                            Attention:
                                                      -----------------
                                            Telecopy:
                                                      -----------------

                  5.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  5.10 Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, London Bridge and [Shareholder] have caused this Agreement to be duly executed as of the day and year first above written.


                                       LONDON BRIDGE ACQUISITION COMPANY, INC.



                                       By:
                                           ------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       [SHAREHOLDER]



                                       By:
                                           ------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------